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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

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
                                                                           JURISDICTION OF
NAME OF SUBSIDIARY                                   DIRECT/INDIRECT       INCORPORATION
------------------                                   ---------------       ---------------

      Blue Ridge Finance Company, Inc.                    Direct            South Carolina
      Carolina First Bank                                 Direct            South Carolina
      Carolina First Guaranty Reinsurance, Ltd.           Direct            Nevis, West Indies
      Carolina First Investment Limited
      Partnership                                         Direct            South Carolina
      Carolina First Mortgage Company                     Direct            South Carolina
      Carolina First Mortgage Loan Trust                  Indirect          South Carolina
      Carolina First Securities, Inc.                     Indirect          South Carolina
      CF Investment Company                               Indirect          South Carolina
      CF Technology Services                              Direct            South Carolina
      Citrus Bank                                         Direct            Florida
      Poinsett Service Corporation                        Indirect          South Carolina
      The South Financial Wealth Management Group         Indirect          South Carolina
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